EX 99.28(g)(1)(xv)

Amendment to Master Global Custody Agreement between
the Customer and JPMorgan Chase Bank, National Association

This Amendment to the Master Global Custody Agreement dated March 24, 2011, as amended (the “Agreement”), is among JPMorgan Chase Bank, National Association (the “Custodian”), Jackson Variable Series Trust (formerly, Curian Variable Series Trust) (“JVST”), and Curian Series Trust (each individually “Trust,” and collectively, the “Trusts”).

Whereas, the parties have agreed to amend Schedule A of the Agreement to change the name of the JNL/Franklin Templeton Frontier Markets Fund, a series of JVST, and remove certain series of JVST.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.	Each Trust and the Custodian hereby each represent and warrant to the other parties that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such Trust or Custodian to this Amendment.

In Witness Whereof, the parties hereto have caused this Amendment to be executed and effective as of September 28, 2015. This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Curian Series Trust		JPMorgan Chase Bank, National Association

By:	/s/ Emily J. Bennett	By:	/s/ Anna Maria Calla Minniti
Name:	Emily J. Bennett	Name:	Anna Maria Calla Minniti
Title:	Assistant Secretary	Title:	Vice President

Jackson Variable Series Trust

/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Assistant Secretary

Schedule A
List of Funds as of September 28, 2015

Curian Series Trust Funds
Curian/PIMCO Income Fund
Curian/PIMCO Total Return Fund
Curian/WMC International Equity Fund
Jackson Variable Series Trust Funds
JNAM Guidance – Interest Rate Opportunities Fund
JNAM Guidance – Conservative Fund
JNAM Guidance – Moderate Fund
JNAM Guidance – Growth Fund
JNAM Guidance – Moderate Growth Fund
JNAM Guidance – Maximum Growth Fund
JNAM Guidance – Alt 100 Fund
JNAM Guidance – Equity 100 Fund
JNAM Guidance – Fixed Income 100 Fund
JNAM Guidance – Real Assets Fund
JNL Tactical ETF Conservative Fund
JNL Tactical ETF Moderate Fund
JNL Tactical ETF Growth Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund
JNL/AQR Risk Parity Fund
JNL/BlackRock Global Long Short Credit Fund
JNL/Epoch Global Shareholder Yield Fund
JNL/FAMCO Flex Core Covered Call Fund
JNL/Mellon Capital Frontier Markets 100 Index Fund
JNL/PIMCO Credit Income Fund
JNL/The Boston Company Equity Income Fund
JNL/The London Company Focused U.S. Equity Fund
JNL/Van Eck International Gold Fund
JNL/WCM Focused International Equity Fund

A-1